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                                                                    EXHIBIT 10.4

                    GREEN MOUNTAIN ENERGY RESOURCES L.L.C.

                             1999 UNIT OPTION PLAN


    This Green Mountain Energy Resources L.L.C. 1999 Unit Option Plan (the "Plan") is established as of February 2, 1999, by Green Mountain Energy Resources L.L.C., a Delaware limited liability company (the "Company"), for the potential benefit of each eligible employee and director of and consultant to the Company. The Plan amends and completely restates the 1999 Green Mountain Energy Resources L.L.C. Employee Unit Option Plan (the "Initial Plan"), except that the provisions of the Initial Plan will remain in effect after the effective date of this Plan solely for purposes of supplying any necessary terms not set forth in this Plan and incorporated by reference into the options granted under the Initial Plan.

    1.   Grant of Unit Option.  Pursuant to the Plan, the Committee (as defined
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in Section 18) or the Management Committee may designate the individuals who are eligible to receive options (each such individual an "Optionee") and grant to each Optionee, upon and subject to the terms and conditions set forth below and such additional terms and conditions consistent with the Plan, an option (the "Unit Option") to acquire from the Company one or more common units reflecting a Membership Interest in the Company ("Units"), at an exercise price ("Option Price") as of a certain date on which the Unit Option is granted (the "Date of Grant"), all as set forth in the letter of grant (the "Letter of Grant") authorized by the Management Committee or the Committee and issued by the Company, provided that in the case of Unit Options granted by the Management Committee the Date of Grant specified in the Letter of Grant shall be not later than 30 days following the date on which such Unit Options were granted by the Management Committee. Any terms, when used in this Plan with initial capital letters but not defined herein have the same meanings as in the Operating Agreement of the Company, as amended and restated (the "Operating Agreement").

    2.   Time of Exercise.  Except as otherwise provided in a Letter of Grant, a
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Unit Option may be exercised, as follows:  20% on or after the Date of Grant and an additional 5% on or after the first day of calendar quarter (i.e., January 1,
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April 1, July 1 and October 1) after the Date of Grant.

         Notwithstanding the schedule set forth in the immediately preceding sentence, and until such time as an Initial Public Offering of the Company's securities occurs, in the event of a Change of Control or a threatened Change of Control, all of the unexercisable portion of any Unit Option will become immediately exercisable, and the right of the Optionee to exercise the Unit Option as to such unexercisable portion and any unexercised but exercisable portion will continue for the entire term described in Section 3 below, regardless of whether the Optionee's employment with the Company terminates before the expiration of such term. Whether a Change of Control has occurred or is threatened will be determined solely by the Management Committee. In addition, the dates set forth in the foregoing schedule shall be accelerated (with the next date to occur being first accelerated), and this Unit Option will become immediately exercisable, to the extent necessary, taking into account any portion of the Unit Option then exercisable and any Units previously acquired upon the exercise of the Unit Option, to enable the Optionee to exercise any applicable rights under Section 5.05 of the Operating Agreement.
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         The unexercised portion of the Unit Option from one annual period may be carried over to a subsequent annual period or periods, and the right of the Optionee to exercise the Unit Option as to such unexercised portion will continue for the entire term described in Section 3 below, subject to the provisions of Sections 9 and 10 below.

         In no event may the Unit Option be exercised in whole or in part, however, after the expiration of such term.

         As used in the Plan with respect to an Optionee who is a nonemployee director or a consultant, the terms "employ" and "employment" refer to the performance of services for the Company by such director or consultant as an independent contractor and the term "director" refers to a member of the Management Committee of the Company.

    3.   Term.  Except as otherwise provided in a Letter of Grant, the Unit
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Option will terminate upon the expiration of fifty months after the Date of
Grant.

    4.   Restrictions on Exercise.  The Unit Option may not be exercised in
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whole or in part if any requisite registration with, clearance by, or consent, approval or authorization of, any governmental authority of any kind having jurisdiction over the exercise of the Unit Option, has not been obtained or secured.

    5.   Manner of Exercise.  The Unit Option may be exercised by written notice
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to the Company (on forms provided by the Company) of the number of Units being purchased and the Option Price to be paid, accompanied by full payment of the Option Price.

         No Units shall be delivered pursuant to the exercise of any Unit Option, in whole or in part, until qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto and until payment in full of the Option Price is received by the Company in cash, by check, in Units as provided in the following paragraph, or, if authorized by the Committee, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the portion of sale or loan proceeds sufficient to pay the Option Price. Any federal, state or local taxes required to be paid or withheld at the time of exercise will be withheld by the Company or paid by the Optionee in full prior to any issuance of the Units upon exercise. At the election of the Optionee and with the consent of the Committee, the withholding obligation may be satisfied in whole or in part in Units valued as set forth in the next paragraph.

         An Optionee who owns Units may elect to use the previously acquired Units, valued at the Fair Market Value as determined on the last valuation of Units as described in Section 9 hereof prior to the date of exercise and delivery of such Units, to pay all or part of the exercise price of a Unit Option, provided, however, that such form of payment shall not be permitted unless at least ten Units of such previously acquired Units are required and delivered for such purpose and the Units delivered have been held by the Optionee for at least six months, if required by applicable law.

    6.   Transferability of Unit Options.  Except as otherwise provided in a
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Letter of Grant, Unit Options granted under the Plan may not be transferred except by will or the laws of descent
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and distribution or pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code, and, during the Optionee's lifetime, may be exercised only by the Optionee or by the Optionee's guardian or legal representative.

    7.   Rights as a Member.  Neither the Optionee nor any of the Optionee's
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beneficiaries will be deemed to have any rights as a Member until exercise of this Unit Option, payment of the Option Price and execution by the Optionee or the Optionee's beneficiaries, as the case may be, of the Operating Agreement.

    8.   Exercise in Part; Adjustments.
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         a.   The Unit Option shall be exercisable from time to time and in whole or in part pursuant to the terms of the Plan, provided that any partial exercise shall be for Units having a purchase price of at least $1,000.00. No Unit Option may at any time be exercised with respect to a fractional Unit. In the event that Units are issued pursuant to the exercise of an option, no fractional Units shall be issued and the Committee or the Management Committee shall determine whether cash shall be given in lieu of such fractional Units or whether such fractional Units shall be eliminated.

         b. Reorganization and Other Events. In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other changes in corporate structure or capitalization affecting the Units, such appropriate adjustment shall be made in the number, kind, Option Price, etc., of securities subject to Unit Options granted under the Plan, including appropriate adjustment in the maximum number of Units authorized for issuance under the Plan, as may be determined by the Committee or the Management Committee.

    9.   Rights in Event of Death or Termination of Employment as a Result of
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Disability of Optionee.  If the Optionee dies or terminates employment as a
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result of disability prior to termination of the Optionee's rights to exercise the Unit Option, any unexercisable portion of the Unit Option will become immediately exercisable and such portion and any unexercised but exercisable portion may be exercised, subject to all conditions of the Plan, until the expiration of the term set forth in Section 3. In the event of the death of the Optionee, the Unit Option may be exercised by the Optionee's estate or a person who acquired the right to exercise the Unit Option as an heir, legatee, devisee or distributee or by reason of the death of the Optionee; provided, however, that no such exercise shall be effective until the party exercising the Unit Option shall have delivered to the Company a counterpart signature page to the Operating Agreement. In the event of the death or disability of the Optionee, the Unit Option and any Units acquired upon the exercise thereof shall be subject to purchase in whole or in part by the Company at the Company's election, for a purchase price equal to the fair market value thereof, payable in cash. Any portion of the Optionee's Unit Option not purchased shall continue to be exercisable for the balance of the term specified in Section 3. For purposes of the Plan, the Management Committee will have sole discretion to determine whether termination of a Optionee's employment has occurred as a result of "disability" (as herein defined), and the term "disability" shall have the meaning specified by Company policy. In no event may a Unit Option be exercised after the expiration date set forth in Section 3. For purposes of the Plan, the term "fair market value" of a Unit or Unit Option shall mean a value determined by the Management Committee as the price that would be paid and accepted by a willing buyer and a willing seller, respectively, each under no compulsion to
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purchase or sell, in an arm's-length purchase and sale transaction without regard to any minority interest's lack of control or marketability or similar discount. Fair market value of a Unit or Unit Option shall not be required to be determined more frequently than once every three months, except in the Committee's discretion, and such determination shall govern all valuations until the next ensuing determination.

    10.  Rights in Event of Termination of Employment Other Than as a Result of
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Death or Disability.  If the Optionee ceases to be employed by the Company,
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other than as a result of death or disability, such Optionee's rights in respect of the Unit Option and any Units acquired upon the exercise thereof shall be governed by the following provisions of this Section 10, unless the terms of the Optionee's Letter of Grant provide otherwise.

         a. Termination for Cause. If an Optionee's employment with the Company is terminated by the Company for any of the reasons set forth in the following sentence ("Cause"), the Unit Option shall thereupon terminate immediately, and any Units previously acquired upon the exercise thereof shall be subject to purchase by the Company at the Company's election, for a purchase price equal to the lesser of the Option Price paid by the Optionee to acquire such Units and the fair market value of such Units, payable in cash. Cause shall mean (1) breach of any confidentiality, non-competition, employment or other agreement between the Optionee and the Company, (2) willful breach of any fiduciary duty, (3) commission of a felony involving fraud, personal dishonesty or moral turpitude, or (4) other misconduct or gross negligence that is conduct that is harmful to the Company's business interests.

         b. Voluntary Termination. If an Optionee terminates his or her employment voluntarily, the portion of the Unit Option not then exercisable shall terminate immediately, and the portion of the Unit Option then exercisable and any Units previously acquired upon the exercise thereof shall be subject to purchase by the Company at the Company's election, for a purchase price equal to the fair market value thereof, payable in cash; provided, however, that for purposes of this Section 10b., if an Optionee terminates his or her employment prior to the first anniversary of the Date of Grant, no portion of the Unit Option shall be considered then exercisable, and any Units previously acquired upon the exercise thereof shall be subject to purchase by the Company at the Company's election, for a purchase price equal to the lesser of the Option Price paid by the Optionee to acquire such Units and the fair market value of such Units, payable in cash. Any portion of the Optionee's Unit Option not forfeited or purchased shall continue to be exercisable for the balance of the term specified in Section 3.

         c. Termination Without Cause. If an Optionee's employment with the Company is terminated by the Company other than for Cause, the portion of the Unit Option not then exercisable shall terminate immediately, and the portion of the Unit Option then exercisable and any Units previously acquired upon the exercise thereof shall be subject to purchase by the Company at the Company's election for a purchase price equal to the fair market value thereof, payable in cash. Any portion of the Optionee's Unit Option not forfeited or purchased shall continue to be exercisable for the balance of the term specified in
Section 3.

         d.   Notices, etc.  Any purchase right described in Section 9 or this
Section 10 may be exercised by the Company by delivery of written notice thereof (the "Election Notice") within 90 days of the effectiveness of such right (the "Election Exercise Period"). Any such right
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not duly exercised within the applicable Election Exercise Period shall thereafter terminate. The Election Notice shall state that the Company has elected to exercise such purchase right and the Units and/or Unit Options with respect to which the right is being exercised. The Company may assign its purchase rights (in whole or in part) to any third party, who shall to the extent of the assignment perform all obligations of the Company under this
Section 10. Notwithstanding such assignment, the Company shall remain liable for all obligations of the Company under this Section 10.

         e. Closing. The closing of any purchase and sale of Units pursuant to the exercise of any right granted pursuant to Section 9 or this Section 10 shall take place at the principal office of the Company as soon as reasonably practicable and in no event later than 30 days after termination of the applicable Election Exercise Period, or at such other time and location as the parties to such purchase may mutually determine. In the event the price of any Units and/or Unit Options to be purchased is specified to be fair market value, such fair market value shall be based on the valuation determination in effect as of the date of termination of employment. At the closing of any purchase and sale of Units and/or Unit Options pursuant to this Section 10, the owner of the Units and/or Unit Options to be sold shall deliver to the Company an instrument of assignment assigning the Units and/or Unit Options to be purchased by the Company free and clear of any lien or encumbrance, and the Company shall pay to such holder the purchase price therefor by certified or bank check or wire transfer of immediately available funds. The delivery of such an instrument of assignment by any person selling a Unit and/or Unit Option pursuant to Section 9 or this Section 10 shall be deemed a representation and warranty by such person that: (1) such person has full right, title and interest in and to such securities; (2) such person has all necessary power and authority and has taken all necessary action to sell such securities as contemplated; and (3) such security is free and clear of any and all liens or encumbrances.

         f. Time Period. Any right of the Company to purchase Units or Unit Options shall expire upon consummation of an Initial Public Offering.

    11.  Interest Purchased for Investment.  The Optionee, by accepting the Unit
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Option, represents, warrants, covenants and agrees on behalf of the Optionee and the Optionee's heirs, legatees, devisees or distributees that the Units acquired upon the exercise of the Unit Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of the Unit Option, the person entitled to exercise the same will furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the Units are being acquired in good faith for investment and not for resale or distribution. The Optionee shall furnish or execute such documents as the Company in its discretion deems necessary to (a) evidence the exercise of the Unit Option, (b) determine whether registration is then required under the Securities Act, as then in effect, and (c) comply with or satisfy the requirements of the Securities Act, or any other federal, state or local law, as then in effect.

    12.  Notices.  Each notice relating to this Plan will be in writing and
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delivered in person or by certified mail to the proper address.  Each notice will be deemed to have been given on the date it is received. Each notice to the Company will be addressed to it at its principal office, Box 2206, 55 Green Mountain Drive, South Burlington, Vermont 05407-2206, attention of the
Secretary. Each notice to the Optionee or other person or persons then entitled to exercise the
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Unit Option will be addressed to the Optionee or such other person or persons at the Optionee's address maintained in the Company's payroll records. Anyone to whom a notice may be given under this Plan may designate a new address by notice to that effect.

    13.  Employment.  This Plan does not confer upon the Optionee any right to
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be employed or to continue in the employment of the Company, nor does it in any way interfere with the right of the Company to terminate the employment of the Optionee at any time for any reason.

    14.  No Obligation to Exercise Unit Option.  This Plan does not impose any
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obligation upon the Optionee to exercise the Unit Option.

    15.  Amendments and Termination.  The Company may amend or terminate this
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Plan without the consent of the Optionee, provide, however, that no such action may be taken which would impair the rights of any Optionee with respect to any Unit Option previously granted under the Plan without the Optionee's written consent.

    16.  Governing Law.  The Plan will be construed and enforced in accordance
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with and governed by the laws of Delaware without regard to conflicts or choice of laws principles.

    17.  Operating Agreement.  The Plan and the rights of the Optionee hereunder
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are subject to the provisions of the Operating Agreement. In the event of any inconsistency between the Plan and the Operating Agreement, the terms of the Operating Agreement shall prevail.

    18.  Plan Administration.
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         a.   The Management Committee shall appoint a Plan Committee
("Committee"). The Management Committee and the Committee shall have the power, discretion and authority to administer and interpret the Plan, select the Optionees to receive awards under the Plan, grant Unit Options under the Plan and determine the terms thereof set forth in the Letters of Grant which shall be subject to the terms and conditions of the Plan and may contain additional terms and conditions (which may vary from Optionee to Optionee) not inconsistent with the Plan, as the Management Committee or the Committee may deem necessary or desirable, provided that the Management Committee shall have the sole authority to approve any award of Unit Options to executive officers of the Company and members of the Committee, and further the Committee shall not grant an award with an Option Price that is less than the fair market value per Unit as of the date granted and as determined by the Management Committee. The Committee shall not increase the number of Units authorized for issuance under the Plan above the 2,200,000 Units hereby authorized except in accordance with the provisions
of Section 8 or Section 18b.   The Committee shall carry out its
responsibilities in the best interests of the Company.

         b. If, as of the close of business on the last day of each fiscal quarter of the Company following the effective date of the Plan, the sum of (1) the total number of Units previously issued upon the exercise of Unit Options and options and warrants granted prior to the adoption of the Plan, (2) the total number of Units then subject to outstanding Unit Options and options and warrants granted prior to the adoption of the Plan, and (3) the total number of Units then remaining available for future Unit Option grants under the Plan (such sum being the "Plan

Units") is less than 20% of the total number of Units then outstanding computed on a fully diluted basis (such total number being the "Outstanding Units"), the number of Units available for issuance under the Plan will be increased (but not decreased) so that the number of Plan Units will be equal to 20% of the number of Outstanding Units. For purposes of the foregoing adjustment, all outstanding Unit Options will be treated as fully exercised in computing the number of outstanding Units on a fully diluted basis, without regard to whether the Unit Options are then fully exercisable.

    IN WITNESS WHEREOF, Green Mountain Energy Resources, L.L.C. has caused this instrument to be executed by its duly authorized officer effective as of February 2, 1999.


                                GREEN MOUNTAIN ENERGY RESOURCES L.L.C.



                                By: /s/ M. David White
                                   ---------------------------------------------
                                        M. David White, President



Attest: /s/ Peter H. Zamore
       --------------------------
       Peter H. Zamore, Secretary